THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

Issuance Date: March 1, 2019	Principal Amount: $150,000

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to ABA Funding Solutions, LLC (the “Holder”) or its registered assigns or successors in interest, on order, the sum of One Hundred Fifty Thousand Dollars (the “Principal Amount”) per the Principal Payment Due Date as stated in Paragraph 2 together with scheduled interest payments per the Interest Schedule in Paragraph 1 below.

The following terms shall apply to this Note:

1. Interest Schedule. This Convertible Term Note shall comprise of two interest payments with the first interest payment of $7,500 due on or before June 30, 2019 and the second interest payment of $7,500 due on or before September 30, 2019.

2. Payment of Principal Amount. The Borrower shall pay the Holder the entire portion of the then aggregate outstanding Principal Amount of this Note, if not earlier converted or redeemed, on September 30, 2019 in one lump sum payment.

3. Origination Discount. The Borrower will pay a 2% Origination Discount to the Holder on or before March 30, 2019.

4. Conversion of Note.

a)Conversion; Conversion Price; Valuation Event. This Note may be converted, either in whole or in part, up to the full Principal Amount and unpaid Interest hereof (the “Conversion Amount”) into shares of Common Stock (calculated as to each such conversion to the nearest whole share)(the “Shares”), at any time (subject to Section 4(b) below) and from time to time on any business day, subject to compliance with this Section 4. The number of Shares into which this Note may be converted is equal to the dollar amount of the Principal Amount being converted divided by the Conversion Price. The “Conversion Price” shall be fifty cents ($0.50). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Agreement shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)In the event that the Borrower shall at any time after the date of this Note and prior to its conversion or Maturity: (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Borrower is the continuing corporation), then, in each case, the Conversion Price in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be. No adjustment in the Conversion Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii)In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Borrower in which the Borrower is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Note shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments set forth herein. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(b) Voluntary Conversion. Beginning on the 32nd day following the issuance date of this Note, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with unpaid interest due hereon, into Shares, subject to the terms and conditions set forth herein. The Shares to be issued upon such conversion are herein referred to as the “Conversion Shares.”

(i) In the event that the Holder elects to convert any amounts outstanding under this Note into Shares, the Holder shall give thirty (30) days notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount and accrued interest being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records. The later of (A) the date specified by Holder in the Notice of Conversion, or (B) the 31st day following the date on which a Notice of Conversion is delivered or faxed to the Borrower in accordance with the provisions hereof, shall be deemed a “Conversion Date”. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(ii) Pursuant to the terms of a Notice of Conversion, the Borrower shall deliver to the Holder a certificate representing the Conversion Shares within three (3) business days after the expiration of the period set forth in Section 4(b)(iii) below (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Conversion Date (which date shall not be less than 30 days from the Notice of Conversion). On the date of conversion, the Holder shall be treated for all purposes as the record holder of such Shares, unless the Holder provides the Borrower written instructions to the contrary.

(iii)Upon the receipt of a Conversion Notice from Holder, the Borrower shall have fifteen (15) business days to redeem the Principal Amount and unpaid Interest specified in the Conversion Notice. If upon expiration of the period specified above, the Borrower does not redeem the amount specified in the Conversion Notice, the Borrower shall deliver the Shares to the Holder as specified herein.

(c) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon conversion of this Note. Instead of any fractional shares of Common Stock which otherwise would be delivered upon conversion of this Note, the Company shall round up the number of Shares delivered to Holder to the nearest whole Share.

(d) Surrender of Notes. Upon any redemption or conversion of the entire remaining Principal amount under this Note, the Holder shall either deliver this Note by hand to the Borrower at its principal executive offices or surrender the same to the Borrower at such address by nationally recognized overnight courier.

(e) Piggy-Back Registration. If, at any time during the term of this Note, the Borrower shall determine to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Exchange Act of 1933, as amended (“Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Borrower’s stock option or other employee benefit plans, then the Borrower shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Holder shall so request in writing, the Borrower shall include in such registration statement all or any part of any Shares such Holder requests to be registered; provided, however, that the Borrower shall not be required to register any Shares pursuant to this Section 4(e) that are eligible for resale without volume or manner of sale restrictions pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement.

5. Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been converted or paid.

6. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the Note (plus unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

i.Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

7. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, TN, 37204, facsimile number (312) 589-6765 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

9. Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

10. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

12. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

13. Usury. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. Borrower shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against Holder of this Note. Nothing contained in this Note or any of the other Loan Documents shall require the Borrower to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. Notwithstanding that it is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged to the Borrower under applicable law, if interest in excess of such maximum legal rate shall be payable hereunder, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been received, such excess shall be applied by the Holder in reduction of the outstanding principal indebtedness evidenced by this Note.

14. Severability. If any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 1st day of March, 2019.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO/President

HOLDER:
ABA Funding Solutions, LLC

By:	/s/William D. King

Address:

Facsimile Number:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Shares)

The Undersigned hereby converts $_________ of the principal due on _____________________ under the Convertible Term Note issued by American Rebel Holdings, Inc. dated ____________________________ delivery of Shares in American Rebel Holdings, Inc. on and subject to the conditions set forth in the Note.

1.	Date of Notice

2.	Date of Conversion:		(must be at least 31 days from Date of Notice)

3.	Conversion Amount

4.	Conversion Price

5.	Shares To Be Delivered:

By:
Name:
Title: